Exhibit 11. Computation of Earnings Per Common Share


--------------------------------------------------------------------------------
                                  (Dollars in Thousands Except Per Share Data
                                             and Number of Shares)
--------------------------------------------------------------------------------
                                  Weighted Average
Three-Month Periods Ended         Number of Shares         Net      Earnings Per
September 30,                          Outstanding      Income      Common Share
--------------------------------------------------------------------------------
2000                                    10,036,853     $ 7,094           $  0.71
1999                                    10,078,294       6,398              0.63
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  (Dollars in Thousands Except Per Share Data
                                             and Number of Shares)
--------------------------------------------------------------------------------
                                  Weighted Average
Nine-Month Periods Ended          Number of Shares         Net      Earnings Per
September 30,                          Outstanding      Income      Common Share
--------------------------------------------------------------------------------
2000                                    10,051,086     $11,425           $  1.14
1999                                    10,083,729       9,903              0.98
--------------------------------------------------------------------------------

Computation of weighted average number of common and common equivalent shares:

--------------------------------------------------------------------------------
Three-Month Periods Ended September 30,                   2000          1999
--------------------------------------------------------------------------------
Common shares outstanding beginning of the period      10,056,499    10,078,539
Weighted average of the common
 shares purchased and retired or reissued                 (19,646)         (245)
--------------------------------------------------------------------------------
Weighted average number of common shares               10,036,853    10,078,294
================================================================================

--------------------------------------------------------------------------------
Nine-Month Periods Ended September 30,                    2000          1999
--------------------------------------------------------------------------------
Common shares outstanding beginning of the period      10,060,084    10,091,721
Weighted average of the common
 shares purchased and retired or reissued                  (8,998)       (7,992)
--------------------------------------------------------------------------------
Weighted average number of common shares               10,051,086    10,083,729
================================================================================

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